                                                                EXHIBIT 10.3







________________________________________________________________________________







                                TRUST AGREEMENT




                                    Between

                                   IPC, Inc.
                  (Formerly Named Ivex Packaging Corporation)

                                      and

                                David E. Wartner








                              __________________

                                October 17, 1996
                              __________________




________________________________________________________________________________

                               TABLE OF CONTENTS
                         (Not a part of the Agreement)



                                                                       Page
                                                                       ----

         I.     TRUST FUND . . . . . . . . . . . . . . . . . . . . . .    2

         II.    PAYMENTS TO TRUST BENEFICIARIES  . . . . . . . . . . .    4

         III.   THE TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS TO
                A TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT  . .    6

         IV.    PAYMENTS TO COMPANY  . . . . . . . . . . . . . . . . .    8

         V.     INVESTMENT OF TRUST FUND . . . . . . . . . . . . . . .    9

         VI.    INCOME OF THE TRUST  . . . . . . . . . . . . . . . . .   12

         VII.   ACCOUNTING BY TRUSTEE  . . . . . . . . . . . . . . . .   13

         VIII.  RESPONSIBILITY AND INDEMNIFICATION OF TRUSTEE  . . . .   16

         IX.    AMENDMENTS, ETC., TO PLANS AND EXHIBITS  . . . . . . .   21

         X.     REPLACEMENT OF TRUSTEE . . . . . . . . . . . . . . . .   23

         XI.    AMENDMENT OR TERMINATION OF AGREEMENT  . . . . . . . .   25

         XII.   SPECIAL DISTRIBUTIONS  . . . . . . . . . . . . . . . .   26

         XIII.  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . .   29

         XIV.   NOTICES  . . . . . . . . . . . . . . . . . . . . . . .   31

                              TABLE OF DEFINITIONS
                         (Not a part of the Agreement)





                                              Section
                                              -------
                     "Agreement"              Introduction
                     "Board"                  3.1
                     "CEO"                    3.1
                     "Code"                   1.6
                     "Company"                Introduction
                     "ERISA"                  1.6
                     "Executive"              7.3
                     "Insolvent"              Recitals
                     "Participants"           Recitals
                     "Plans"                  Recitals
                     "Successor"              9.1
                     "Supplemental Benefits"  Recitals
                     "Trust Beneficiaries"    Recitals
                     "Trust"                  Recitals
                     "Trustee"                Introduction

                                TRUST AGREEMENT

     This trust agreement ("Agreement") made this 17th day of October, 1996 by and between IPC, Inc. (formerly named Ivex Packaging Corporation), a Delaware corporation (the "Company"), and David E. Wartner (the "Trustee").

                                  WITNESSETH:
     WHEREAS, the current employees of the Company listed on Exhibit A hereto (the "Participants") and their beneficiaries are, or may become, entitled to benefits under the provisions of one or more of the plans and/or individual agreements listed on Exhibit B hereto, as the same have been or may hereafter be amended or restated, or any successor thereto (collectively referred to herein as the "Plans"), copies of which are appended hereto;

     WHEREAS, the Plans provide for certain income deferral, retirement income and/or other benefits, and the Company wishes specifically to assure the payment to the Participants and their beneficiaries (the Participants and their respective beneficiaries being collectively referred to herein as the "Trust Beneficiaries") of amounts due thereunder (the amounts so payable being collectively referred to herein as the "Supplemental Benefits");

     WHEREAS, the Company wishes to establish a trust (the "Trust") and to transfer to the Trust assets which shall be held therein subject to the claims of the creditors of the Company to the extent set forth in Article III hereof until (i) paid in full to all Trust Beneficiaries as Supplemental Benefits in such manner and at such times as specified herein unless the Company is Insolvent (as that term is defined herein) at the time that such Supplemental Benefits become payable or (ii) otherwise disposed of pursuant to the terms of this Agreement; and

     WHEREAS, the Company shall be considered "Insolvent" for purposes of this Agreement at such time as the Company (i) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, as heretofore or hereafter amended, or (ii) is unable to pay its debts as they become due;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                 I.  TRUST FUND

     I.1 Subject to the claims of creditors to the extent set forth in Article III hereof, the Company hereby deposits with the Trustee in trust Fifty Thousand Dollars ($50,000), which shall become the principal of this Trust, to be held, administered and disposed of by the Trustee as herein provided.
     I.2 The Trust hereby established shall be irrevocable.

     I.3 The principal of the Trust and any earnings thereon shall be held in trust separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes herein set forth. No Trust Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time that such assets are paid to a Trust
Beneficiary as Supplemental Benefits as provided herein. Any rights created under the Plans and this Agreement shall be mere unsecured contractual rights of Trust Beneficiaries with respect to the Company. The obligation of the Trustee to pay Supplemental Benefits pursuant to this Agreement constitutes merely an unfunded and unsecured promise to pay such Supplemental Benefits.


        I.4 Within 10 days after the end of each calendar quarter ending after the date of this Agreement, the Company shall make a contribution to the Trust that is sufficient, taking into account the assets of the Trust as of the end of such calendar quarter prior to such contribution, to provide for the payment of all Supplemental Benefits and any other amounts that may become payable or reimbursable pursuant to the terms of this Agreement as determined as of the end of such calendar quarter.

        I.5 Within 10 days after each of the date of this Agreement and the end of each calendar quarter ending thereafter, the Company shall (a) specify as of the end of such calendar quarter or the date of this Agreement, as the case may be, the nature, amounts and timing of the Supplemental Benefits, if any, including the vested percentage thereof under the applicable Plans as if the Participant had then terminated employment, to which each Trust Beneficiary may become entitled, subject to Article IX hereof, in an exhibit ("Exhibit C") which shall become a part of this Agreement and be incorporated herein by this reference, (b) provide any corresponding revisions to Exhibits A and B that may be required and (c) provide the Trustee with copies of the Plans and any amendments thereto.

       I.6 The Trust is intended to be a grantor trust within the meaning of section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, and shall be construed accordingly. The purpose of the Trust is to assure that the Company's obligations to the Participants pursuant to the Plans are fulfilled. The Trust is neither intended nor designed to qualify under section 401(a) of the Code or to be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Trust established under this Agreement does not fund and is not intended to fund the Plans or any other employee benefit plan or program of the Company. Such Trust is and is intended to be a depository arrangement with the Trustee for the setting aside of cash and other assets of the Company for the meeting of part or all of its future obligations with respect to Supplemental Benefits to some or all of the Trust Beneficiaries under the Plans.

                      II.  PAYMENTS TO TRUST BENEFICIARIES

      II.1 Provided that the Company is not Insolvent, the Trustee shall make payments of Supplemental Benefits to each Trust Beneficiary from the assets of the Trust in compliance and conformity with the terms of the Plans and in accordance with Exhibit C hereto, and subject to Article IX hereof. If all or any portion of a Participant's account balance under the Plans is forfeited in accordance with the terms of the Plans, the Company, subject to
Article IX thereof, shall provide notice to the Trustee of such forfeiture no later than 10 days after the end of the calendar quarter in which such forfeiture occurs and shall specify the portion of the Participant's account so forfeited.

II.2 No payment from the Trust assets to a Trust Beneficiary shall exceed the balance of the separate subaccount(s) maintained pursuant to Section
7.2 hereof with respect to the corresponding Plan and the applicable Participant. If, after application of the preceding sentence, the balance of a Participant's separate subaccount(s) maintained pursuant to Section 7.2 hereof with respect to a Plan is not sufficient to provide for full payment of the Supplemental Benefits to which such Participant's Trust Beneficiaries are entitled as provided under the Plan, the Trustee shall so notify the Company and the Company shall make the balance of each such payment directly to the Trust Beneficiary as it falls due as provided in the applicable provision of the respective Plan.

II.3 The Company may make payments of Supplemental
Benefits to each Trust Beneficiary. The Company shall notify the Trustee of its decision to pay Supplemental Benefits directly prior to the time amounts are due to be paid to a Trust Beneficiary.

     II.4 Nothing in this Agreement shall in any way diminish any rights of any Trust Beneficiary to pursue such Trust Beneficiary's rights as a general creditor of the Company with respect to Supplemental Benefits or otherwise, and the rights of each Trust Beneficiary under the respective Plan shall in no way be affected or diminished by any provision of this Agreement or action taken pursuant to this Agreement, except that any payment actually received by any Trust Beneficiary hereunder shall reduce dollar-per-dollar amounts otherwise due to such Trust Beneficiary pursuant to such Plan.

     III. THE TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS TO
     A TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT

     III.1 At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of creditors of the Company as set forth in this Section 3.1. The Board of Directors of the Company (the "Board") and the Chief Executive Officer of the Company (the "CEO") shall have the duty to inform the Trustee in writing if either the Board or the CEO believes that the Company is Insolvent. If the Trustee receives a notice in writing from the Board or the CEO stating that the Company is Insolvent or if a person claiming to be a creditor of the Company with claims in excess of $5 million alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall independently determine within 30 days after receipt of such notice whether the Company is Insolvent. Pending such determination, or if the Trustee has actual knowledge or has determined that the Company is Insolvent, the Trustee shall discontinue or refrain from making payments to any Trust Beneficiary and hold the Trust assets for the benefit of the general creditors of the Company. The Trustee shall pay any undistributed principal and income in the Trust to the extent necessary to satisfy the claims of the creditors of the Company as a court of competent jurisdiction may direct. Such payments of principal and income shall be borne by the Participants in proportion to the balances on the date of such court order of their respective subaccounts maintained pursuant to Section 7.2 hereof; provided, however, that all accounts and subaccounts shall first be allocated and reallocated as of such date in accordance with Section 7.2 hereof. If the Trustee has discontinued or refrained from making payments to any Trust Beneficiary pursuant to this Section 3.1, the Trustee shall pay or resume payments to such Trust Beneficiary in accordance with this Agreement if the Trustee has determined that the Company is not Insolvent, or is no longer Insolvent (if the Trustee initially determined the Company to be Insolvent), or pursuant to the order of a court of competent jurisdiction. The Trustee shall have no duty to inquire as to whether the Company is Insolvent and may rely on information concerning the Insolvency of the Company that has been furnished to the Trustee by any creditor of the Company or by any person (other than an employee or director of the Company) acting with apparent or actual authority with respect to the Company.

        III.2. Subject to the provisions of Section 2.2 hereof, if the Trustee is precluded from paying Supplemental Benefits from the Trust assets pursuant to Section 3.1 hereof and such prohibition is subsequently removed, the Trustee shall pay the aggregate amount of all Supplemental Benefits that would have been paid to the Trust Beneficiaries in accordance with this Agreement during the period of such prohibition, less the aggregate amount of Supplemental Benefits paid to any Trust Beneficiary directly by the Company during any such period, together with interest on the net amount delayed determined at a rate equal to the rate actually earned (including, without limitation, accrued but unpaid income, market appreciation or depreciation, both realized and unrealized, and accrued expenses of the Trust payable from Trust assets under the terms of the Agreement) during such period with respect to the assets of the Trust corresponding to such net amount delayed.

                            IV. PAYMENTS TO COMPANY
     IV.1  Except to the extent expressly contemplated by this Article IV or
Section 11.3, the Company shall have no right or power to direct the Trustee to return any of the Trust assets to the Company before all payments of Supplemental Benefits have been made to all Trust Beneficiaries as herein provided.
     IV.2 Not later than 90 days after the end of each calendar quarter ending after the date of this Agreement, the Trustee shall pay to the Company the portion of the balance of the separate subaccount(s) maintained pursuant to
Section 7.2 hereto
on behalf of any Participant that is in excess of the   Supplemental Benefits
to which the Participant's Trust Beneficiaries are entitled under the Plan, which excess has been forfeited by the Participant under the terms of the Plan during such calendar year, as determined by the Trustee consistent with Section
2.1 and subject to Section IX hereof.

                          V.  INVESTMENT OF TRUST FUND

     V.1  In absence of the exercise of the power of direction provided for in
Section 5.2, the Trustee is authorized and empowered in its sole discretion to invest and reinvest the assets of Trust consistent with the provisions of this
Section 5.1 and 5.3. The investment objective of the Trustee shall be to preserve the principal of the Trust while obtaining a reasonable total rate of return, measurement of which shall include, without limitation, market appreciation or depreciation plus receipt of interest and dividends. The Trustee shall be mindful, in the course of its management of the Trust, of the liquidity demands on the Trust.

     V.2 The Company with the agreement of the Executive, as hereinafter defined, may direct the Trustee to segregate all or a portion of the Trust assets in a separate investment account or accounts and may appoint an investment advisor or manager (hereinafter referred to as an "investment manager") to direct the investment and reinvestment of such investment account or accounts in respect of which an investment manager has been appointed, including to have the power to manage, acquire and dispose of any assets of the Trust on a discretionary basis in a manner consistent with investment objectives provided to the investment manager by the Company and the Executive. In such event, the Company and the Executive shall notify the Trustee in writing of the appointment of such investment manager. The Trustee shall, without question, comply with any directions given to it by the investment manager appointed pursuant to the preceding sentences of this
Section 5.2. Directions for the investment or reinvestment of Trust assets from an investment manager shall, in a manner and in accordance with procedures acceptable to or established by the Trustee or its designee, be communicated to and implemented by, as the case be, the Trustee, the Trustee's designee or broker/dealer designated for the purpose by the investment manager. Communication of any such directions to such a designee or broker/dealer shall conclusively be deemed an authorization to the designee or broker/dealer to implement the direction even though coming from a person other than the Trustee. The Trustee shall not be accountable for any losses sustained by reason of any action taken or omitted pursuant to the provisions of the preceding sentences of this Section 5.2 and no person dealing with the Trustee need inquire whether or not these provisions have been complied with. The Trustee shall be under no duty to question any such direction of the investment manager, to review any securities or other property held in any investment account or accounts in respect of which an investment manager has been appointed or to make any recommendations to the investment manager with respect to such securities or other property. The Trustee shall not be liable or responsible for any loss resulting to the Trust by reason of any sale or investment made pursuant to the direction of an investment manager nor by reason of the failure to take any action with such direction in the absence of further directions of such investment manager. Notwithstanding anything in the Agreement to the contrary, the Trustee shall be indemnified and saved harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of an investment manager issued pursuant hereto or for failure to act in the absence of directions of the investment manager including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of an investment manager, having actual knowledge that such act or omission was a breach of fiduciary duty; provided further, however, that the Trustee shall not be deemed to have
knowingly participated in or knowingly undertaken to conceal    an act or
omission of an investment manager with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of an investment manager or for failure to act in the absence of directions of an investment manager or by reason of maintaining accounting records. The Trustee shall not be charged with knowledge of the termination of the appointment of any investment manager until it receives written notice thereof from the Company and the Executive.

V.3 The Trustee shall have the sole power to invest the assets of the Trust, subject to and in accordance with the provisions of Section 5.1 and 5.2 hereof (including, without limitation, in securities of the Company). The Trustee shall not be liable for any failure to maximize income on such portion of the Trust assets as may be from time to time invested or reinvested as set forth above, nor for any loss of principal or income due to the liquidation of any investment that the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Agreement. Notwithstanding the provisions of Section 5.1 and 5.2, the Trustee shall have the right to invest assets of the Trust for short-term investment periods, pending distribution or long-term investment of such assets, as the Trustee may deem proper and suitable in non-interest bearing deposit accounts (including any such accounts offered or maintained by the Trustee or any successor or affiliated corporation). Nothing in this Agreement shall preclude the commingling of Trust assets for investment.

                            VI.  INCOME OF THE TRUST
     VI.1 Except as provided in Article III hereof, during the continuance of this Trust all net income (or loss) of the Trust shall be retained in the Trust and allocated quarterly in accordance with Section 7.2 hereof. For this purpose, the income (or loss) of the Trust shall be determined for a calendar quarter by taking into account all income, gains or losses on Trust assets, including (a) accrued but unpaid income, (b) any increase or decrease, both realized and unrealized, in the value of the Trust assets attributable to market appreciation or depreciation and (c) any accrued expenses of the Trust payable form Trust assets under the terms of the Agreement.

                         VII.  ACCOUNTING BY TRUSTEE

     VII.1 The Trustee shall maintain or cause to be maintained such books, records and accounts as may be necessary for the proper administration of the Trust assets, including such specific records as shall be agreed upon in writing by the Company and the Trustee. Within 60 days following the close of each calendar year that includes or commences after the date of this Agreement until the termination of this Trust or the removal or resignation of the Trustee (and within 60 days after the date of such termination, removal or resignation), the Trustee shall render or cause to be rendered to the Company and the Executive an accounting with respect to the Trust assets as of the end of the then most recent calendar year (and as of the date of such termination, removal or resignation, as the case may be). The Trustee shall furnish or cause to be furnished to the Company on a monthly basis (or as the Company shall direct from time to time) and in a timely manner such information regarding the Trust as the Company shall require for purposes of preparing its statements of financial condition. The Trustee shall at all times maintain or cause to be maintained separate bookkeeping subaccounts for each Participant as prescribed by Section
7.2 hereof, and shall provide or cause to be provided    quarterly  statements
of the subaccounts to each Participant. Upon the written request of the Company or the Executive, the Trustee shall deliver or cause to be delivered to the Executive or the Company, as the case may be, a written report setting forth the amount held in the Trust, the amount credited to each subaccount and a record of the deposits made with respect thereto by the Company.
Absent compelling circumstances, the Trustee shall not be required to respond to more than one such request made within any calendar quarter. Unless the Company or the Executive shall have filed with the Trustee written exception or objection to the statement and account furnished by the Trustee within 90 days after receipt thereof, the Company and the Trust Beneficiaries shall be deemed to have approved such statement and account, and in such case the Trustee shall be forever released and discharged with respect to all matters and things reported in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding to which the Company and the Trust Beneficiaries were parties.

     VII.2 (a) Consistent with Exhibit C hereto and subject to Article IX hereof, the Trustee shall maintain or cause to be maintained separate subaccount(s) for each Participant as are necessary or appropriate for each Plan. The Trustee shall credit or debit or cause to be credited a debited each subaccount as appropriate to reflect the respective allocable portion of the Trust assets, as such Trust assets may be adjusted from time to time pursuant to the terms of this Agreement. All deposits of principal pursuant to Sections 1.1, 1.4 and 9.3 shall be allocated, but not reallocated, by the Company.

     (b) As further described in this Section 7.2 (b), as of the last day of each calendar quarter ending after the date of this Agreement and as of such other date(s) provided for under this Agreement, the Trustee shall allocate or cause to be allocated the net income (or loss) of the Trust for such calendar quarter in accordance with Exhibit C hereto and subject to Article IX hereof. The net income (or loss) of the Trust for a calendar quarter shall be allocated to Participants' subaccounts in proportion to their subaccount balances as determined under this Section 7.2 as of the last day of the immediately preceding calendar quarter (or the date as of which the allocation of the initial deposit to the Trust is made in the case of the calendar quarter including such date) as adjusted to reflect distributions made since that date.

        VII.3 For purposes of this Agreement, the term "Executive" shall refer to the Participant listed on Exhibit A who, in the sole judgment of the Trustee, has the greatest aggregate amount in his or her respective subaccounts maintained under Section 7.2 hereof and who has accepted such designation in writing; provided, however, if any Participant shall be deceased or adjudged incompetent, such Participant's Successor (as defined in Section 9.1 hereof) (or if no Successor, the Trust Beneficiaries of such Participant) shall participate in such Participant's stead, and (b) no Successor or Trust Beneficiary shall participate if all payments of Supplemental Benefits have been made with respect to such Participant (including the Trust Beneficiaries of such Participant). The determination of which Participant should be the Executive shall be made within 30 days after (and as of) the first day of January of each year; provided, however, that an acceptance is not required from a Participant who is already serving as the Executive. The Trustee shall notify each Participant who, as a result of such determination, is no longer an Executive. A Participant may resign as the Executive after providing not less than 30 days' notice in writing to the Trustee; provided, however, that no such resignation shall become effective until the successor Executive has accepted such designation in writing. In the event of the resignation, death or incapacity of the Executive, the Trustee shall designate a successor Executive, which shall be the Participant (other than an Executive or a Participant who has declined to accept a designation as an Executive) who has the greatest aggregate amount in such Participant's respective subaccounts maintained under Section 7.2 hereof and who accepts such designation in writing. Except as otherwise expressly provided herein, the Executive shall be considered to have "agreed" or "consented" to, or "approved" or "requested", a proposed action or decision under the terms of this Agreement when the Executive so indicates in writing to the Trustee.

              VIII.  RESPONSIBILITY AND INDEMNIFICATION OF TRUSTEE
     VIII.1 The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

     VIII.2 In addition to and without limiting any other provision of this Agreement, the Trustee shall, in its sole discretion, based upon the information furnished to it by the Company and/or the Participants and any additional information that it may reasonably request, (a) make all decisions regarding whether a Trust Beneficiary is eligible for the payment of Supplemental Benefits, the nature, amount and timing of such Benefits, and any other decisions pertinent to the exercise of the Trustee's duties and responsibilities under this Agreement, and (b) exercise any power or discretion granted pursuant to the Plans to the Board, any committee of the Board, or to any other committee, entity or person. In connection with the exercise of such duties, responsibilities, power and discretion, the Trustee (i) shall be entitled to rely upon any information furnished to it in accordance with the provisions of this Agreement, (ii) shall not be required to make any independent verification of such information, and (iii) may, in its sole discretion, waive any requirement to furnish information to it. The Company hereby agrees that it will not contest, dispute or otherwise challenge any decision made by the Trustee pursuant to the terms of this Agreement.

     VIII.3 If all or any part of the Trust assets are at any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part thereof, then and in any of such events the Trustee shall be authorized, in its sole discretion, to rely upon and comply with any such order, judgment or decree, and it shall not be liable to the Company or any Trust Beneficiary by reason of such compliance even though such order, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

     VIII.4 The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request, or approval given by the Company or the Executive or Trust Beneficiary or any investment manager contemplated by and complying with the terms of this Agreement. The Trustee shall discharge its responsibility for the investment, management and control of the Trust assets solely in the interest of the Trust Beneficiaries and for the exclusive purpose of assuring that, to the extent of available Trust assets, and in accordance with the terms of this Agreement, all payments of Supplemental Benefits are made when due to the Trust Beneficiaries.

     VIII.5 The Trustee may consult with legal counsel (who may be counsel for the Company) to be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in accordance with the advice of such counsel.

     VIII.6 The Trustee shall be reimbursed by the Company for its reasonable expenses incurred in connection with the performance of its duties hereunder (including, but not limited to, the fees and expenses of counsel, accountants, investment advisors and others incurred pursuant to Section 8.5, 8.10 or

12.2 hereof) and shall be paid reasonable fees for the performance of such duties in the manner provided by Section 8.7 hereof. Notwithstanding the foregoing, brokerage commissions and other transaction fees and investment fees attributable to commingled investments shall be paid at the direction of the Company from Trust assets. The fees and expenses of any investment manager appointed pursuant to Section 5.2 shall be paid by the Company.

     VIII.7 The Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust assets or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties hereunder, other than such damages, losses, claims or expenses arising out of the Trustee's gross negligence or willful misconduct. The Trustee shall not be required to undertake or to defend any litigation arising in connection with this Agreement unless it be first indemnified by the Company against its prospective costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto, and the Company hereby agrees to indemnify the Trustee and be primarily liable for such costs, expenses, and liabilities. Any amount payable to the Trustee under Section 8.6 hereof (other than an amount which the Company, pursuant to Section 8.6, has directed paid from Trust assets) or this Section 8.7 shall be paid by the Company promptly upon demand therefor by the Trustee.

     VIII.8 Subject to Section 5.2 if an investment manager has been appointed, the Trustee may vote any stock or other securities and exercise any right appurtenant to any stock, other securities or other property held hereunder, either in person or by general or limited proxy, power of attorney or other instrument.

     VIII.9 The Trustee may hold securities in bearer form and may register securities and other property held in the Trust fund in its own name or in the name of a nominee, combine certificates representing securities with certificates of the same issue held by the Trustee in other fiduciary capacities, and deposit, or arrange for deposit of, property with any depository; provided that the books and records of the Trustee shall at all times show that all such securities are part of the assets of the Trust.


     VIII.10 The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals, who may be agents, accountants, actuaries, investment advisors, financial consultants, or otherwise act in a professional capacity, as the case may be, for the Company or with respect to any Plan, to assist the Trustee in performing any of its duties hereunder.

     VIII.11 The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein.

     VIII.12 Notwithstanding any other provision of this Agreement, in the event of the termination of the Trust, or the resignation or discharge of the Trustee, the Trustee shall have the right to a settlement of its accounts in accordance with the procedures set forth in Section 7.1 hereof, which may be made, at the option of the Trustee, either (a) by a judicial settlement in a court of competent jurisdiction, or (b) by agreement of settlement, release and indemnity from the Company to the Trustee.

                  IX.  AMENDMENTS, ETC., TO PLANS AND EXHIBITS

     IX.1 Not later than 10 days after the end of each calendar quarter ending after the date of this Agreement and at such other times as may in the judgment of the Company be appropriate in view of a change in circumstances, the Company and each Participant (or the personal representative of such Participant (including the guardian, executor or administrator of such Participant) (hereafter, the "Successor" of such Participant)) shall agree upon and furnish any amendment to Exhibit C hereto (but only with respect to such Participant's Supplemental Benefits) as shall be required to reflect:

               (a) any required change in the amounts allocated to or vested percentage of the Participant's accounts under the Plans as the result of the allocation of contributions or income (or loss) (or otherwise) during the prior calendar quarter, or

               (b) any amendment, restatement or other change in or to the Plans,


which agreements to amendments to such Exhibit C shall be furnished to the Trustee by the Company or the Participants (or
their   Successors) and thereafter be deemed to be a part of, and to amend to the extent thereof, this Agreement; provided, however, that in the event of the failure of the Company and any Participant (or Successor) to reach such agreement, the provisions of Section 9.2. hereof shall control.

     IX.2 The Company shall, and any Trust Beneficiary may, promptly furnish the Trustee true and correct copies of any amendment, restatement or successor to any of the Plans. The Company shall, and any Trust Beneficiary may, also furnish the Trustee, upon the Trustee's request, such evidence of the compensation of the Participants and other information as the Trustee shall deem necessary for its determinations under this Section 9.2. Upon written notification to the Trustee by the Company or any Participant (or Successor) of the failure of the Company and such Participant (or Successor) to agree as all provided in Section 9.1, the Trustee shall, to the extent necessary in the sole judgment of the Trustee, (a) recompute the account balances under the Plans, the vested percentage thereof and amounts payable hereunder as set forth in Exhibit C hereto to any Trust Beneficiary, and (b) notify the Company and the Participant (or Successor) in writing of its computations. Thereafter, this Agreement and all Exhibits hereto shall be amended to the extent of such Trustee determinations without further action; provided, however, that the failure of the Company to furnish any such amendment, restatement, successor, compensation or other information shall in no way diminish the rights of any Trust Beneficiary hereunder or thereunder.

     IX.3 Any amendment to Exhibit A (and any directly corresponding amendment to Exhibit B) that modifies one or more lists of Participants must be (a) agreed to by the Executive, and (b) in the case of an amendment that adds a new Participant as a Trust Beneficiary, accompanied by the deposit into the Trust by the Company, on or before the effective date on which the new Participant would become a Trust Beneficiary, an amount sufficient to pay such new Participant's Supplemental Benefits hereunder.

     IX.4 Notwithstanding the foregoing provisions of this Article IX, any amendment, restatement, successor or other change in a Plan or the addition of a new Plan that would materially increase the responsibilities or liabilities of the Trustee or materially change its duties shall also require the consent of the Trustee, which consent shall not be unreasonably withheld.

                           X.  REPLACEMENT OF TRUSTEE

     X.1 The Trustee may resign and be discharged from its duties hereunder after providing not less than 90 days' notice in writing to the Company and to the Executive. The Trustee may be removed at any time upon notice in writing by the Company with the agreement of the Executive. A replacement or successor trustee shall be appointed by the Company with the agreement of the Executive. No such removal or resignation shall become effective until the effectiveness of the acceptance of the trust by a successor trustee designated in accordance with this Article X. If the Trustee should resign, and within 45 days of the notice of such resignation the Company and the Executive shall not have notified the Trustee of an agreement as to a replacement trustee, the Trustee shall appoint a successor trustee, which shall be such bank or trust company (a) that the Trustee in its sole discretion considers an appropriate trustee for the Trust, having due regard for the objectives, magnitude and expected duration of the Trust; (b) (i) whose trust assets under investment would place it among the 100 largest trust companies in the United States, or (ii) which is a national banking association or established under the laws of one of the states of the United States, and which has equity in excess of $100 million; and (c) that is independent and not subject to the control of either the Company or the Trust Beneficiaries. The preceding determinations shall be made as of the time of appointment of the successor trustee. If after making reasonable efforts to appoint a successor trustee as provided above, the Trustee has been unable to do so, the Trustee shall petition a court of competent jurisdiction to appoint a successor trustee. Upon the acceptance of the trust by a successor trustee, the Trustee shall release all of the moneys and other property in the Trust to its successor, who shall thereafter for all purposes of this Agreement be considered to be the "Trustee." In the event of its removal or resignation, the Trustee shall duly file or cause to be filed with the Company and the Executive, a written statement or statements of accounts and proceedings as provided in
Section 7.1 hereof for the period since the last previous annual accounting of the Trust, and if written objection to such account is not filed as provided in Section 7.1 hereof, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account.


                   XI.  AMENDMENT OR TERMINATION OF AGREEMENT

     XI.1 This Agreement may be amended at any time and to any extent by a written instrument executed by the Trustee and the Company and approved by the Executive; provided, however, that no amendment shall have the effect of (a) making the Trust revocable or (b) altering Section 11.2 hereof. Notwithstanding the previous sentence, (i) amendments contemplated by Article IX hereof shall be made as therein provided, and (ii) the approval by the Executive shall not be required for any amendment necessary in order to obtain a favorable private letter ruling (if such ruling is sought) from the Internal Revenue Service regarding the effect of the Trust on the taxation of the Company or the Trust Beneficiaries.

     XI.2 The Trust shall terminate upon the earliest to occur of (i) a determination by the Trustee in its sole judgment that no Trust Beneficiary is or will be entitled to any further payment of Supplemental Benefits; (ii) such time as the Trust no longer contains any assets, or contains assets that, in the sole judgment of the Trustee, are insubstantial in relation to the actual and potential liabilities of the Trustee to pay Supplemental Benefits under the terms of this Agreement and any other amounts to be paid from the assets of the Trust, including, without limitation, the fees and expenses of the Trustee and counsel; or (iii) such time as the Trustee shall have received consents from the Executive to the termination of this Agreement. Notwithstanding the previous sentence (other than clause (ii) thereof), if payments under a Plan with respect to a Trust Beneficiary are the subject of litigation and if the balance of the respective subaccount maintained pursuant to Section 7.2 is greater than zero, the Trust shall not terminate and the funds held in the Trust with respect to such Trust Beneficiary shall continue to be held by the Trustee until the final resolution of such litigation. The Trustee may assume that no Plan is the subject of such litigation unless the Trustee receives written notice from a Trust Beneficiary or the Company with respect to such litigation. The Trustee may rely upon written notice from a Trust Beneficiary as to the final resolution of such litigation.

     XI.3 Upon a termination of the Trust as provided in Section 11.2 hereof, any assets remaining in the Trust, less all payments, expenses, taxes and other charges under this Agreement as of such date of termination, shall be returned to the Company.

                          XII.  SPECIAL DISTRIBUTIONS

     XII.1 It is intended that (a) the creation of, transfer of assets to, and irrevocability of, the Trust will not cause any of the Plans to be other than "unfunded" for purposes of title I of ERISA; (b) transfers of assets to the Trust will not be transfers of property for purposes of section 83 of the Code, or any successor provision thereto, nor will such transfers cause a currently taxable benefit to be realized by a Trust Beneficiary pursuant to the "economic benefit" doctrine; and (c) pursuant to section 451 of the Code, or any successor provision thereto, amounts will be includible as compensation in the gross income of a Trust Beneficiary in the taxable year or years in which such amounts are actually distributed or made available to such Trust Beneficiary by the Trustee.

     XII.2 Notwithstanding anything to the contrary contained in any Plan, if the Trustee obtains an opinion of tax counsel selected by the Trustee to the effect that based upon any of the following occurring after the date of this
Agreement:

          (a) change in the federal tax or revenue laws, (b) a decision in a controlling case, (c) a published ruling or similar announcement issued by the Internal Revenue Service, (d) a regulation issued by the Secretary of the Treasury, (e) a decision by a court of competent jurisdiction involving a Trust Beneficiary, or (f) a closing agreement made under section 7121 of the Code, or any successor provision thereto, that is approved by the Internal Revenue Service and involves a Trust Beneficiary, it is more likely than not that an amount is includible in the gross income of a Trust Beneficiary in a taxable year that is prior to the taxable year or years in which such amount would, but for this Section 12.2, otherwise actually be distributed or made available to such Trust Beneficiary by the Trustee, then promptly after the next quarterly allocation pursuant to Section 7.2 hereof, the Trustee shall distribute to each affected Trust Beneficiary an amount equal to the lesser of (i) the amount determined to be includible in gross income in such prior taxable year, or (ii) the subaccount balance(s) corresponding to such amount. The Trustee shall seek such an opinion of tax counsel if and only if requested to do so by the Executive.


     XII.3 Notwithstanding anything to the contrary contained in any Plan, if a Trust Beneficiary provides evidence satisfactory to the Trustee demonstrating that, as a result of an assertion by the Internal Revenue Service, a final nonappealable binding determination has been made with respect to a taxable year of such Trust Beneficiary that an amount is includible in the gross income of such Trust Beneficiary in a taxable year that is prior to the taxable year in which such amount would, but for this Section 12.3, otherwise actually be distributed or made available to such Trust Beneficiary by the Trustee, then promptly after the next quarterly allocation pursuant to Section 7.2 hereof, the Trustee shall distribute to such Trust Beneficiary an amount equal to the lesser of (a) such amount determined by the Internal Revenue Service to be includible in gross income in such prior taxable year, or (b) the subaccount balance(s) corresponding to such amount.

     XII.4 Notwithstanding anything to the contrary contained in any Plan, if the Trustee determines that based upon the aggregate of the subaccount balances with respect to a Participant the maximum amount potentially or actually due to such Participant is less than $5,000, the Trustee shall pay such aggregate amount to the Trust Beneficiaries of such Participant in full satisfaction of all obligations of the Trustee hereunder to the Trust Beneficiaries of such Participant.


                           XIII.  GENERAL PROVISIONS

     XIII.1 The Company shall, at any time and from time to time, upon the reasonable request of the Trustee, provide information, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust.

     XIII.2 Each Exhibit referred to in this Agreement shall become a part hereof and is expressly incorporated herein by reference.

     XIII.3 This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

     XIII.4 This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, other than and without reference to any provisions of such laws regarding choice of laws or conflict of laws.

     XIII.5 In the event that any provision of this Agreement or the application thereof to any person or circumstances shall be determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the maximum extent permitted by law.

     XIII.6 (a) The preamble to this Agreement, including the definitions provided therein, shall be considered a part of the agreement of the parties as if set forth in a section of this Agreement.

     (b) The headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     XIII.7 The right of any Trust Beneficiary to any benefit or to any payment hereunder may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by any Trust Beneficiary to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. The Trust assets shall not in any manner be subject to the debts, contracts, liabilities, engagement or torts of any Trust Beneficiary and payments hereunder shall not be considered an asset of the Trust Beneficiary in the event of the insolvency or bankruptcy of such Trust Beneficiary.

     XIII.8 Each Participant (and, where applicable, each Successor) is an intended beneficiary under this Trust, and as an intended beneficiary shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto.

     XIII.9 The Trustee shall be permitted to withhold from any payment due to a Participant hereunder the amount required by law to be so withheld under federal, state and local withholding requirements or otherwise, and shall pay over to the appropriate government authority the amounts so withheld. The Trustee may rely on reasonable instructions from the Company as to any required withholding and shall be fully protected under Section 8.7 hereof in relying on such instructions.

     XIII.10 Notwithstanding any other provision hereof, the parties' respective rights and obligations under Section 13.8 shall survive any termination or expiration of this Agreement.

                                XIV.  NOTICES

     XIV.1 For all purposes of this Agreement, any communication, including without limitation, any notice, consent, report, demand or waiver required or permitted to be given hereunder shall be in writing and, unless otherwise provided in this Agreement, shall be deemed to have been duly given when hand delivered or dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched), or two business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the addressed specified below:

If to the Company, to:    IPC, Inc.
------------------------  100 Tri-State Drive
                          Suite 200
                          Lincolnshire, IL  60069
                          Attention:  G. Douglas Patterson, Jr.
                          Telephone:  (847) 945-9100
                          Telecopy:   (847) 945-9184


If to the Trustee, to:    David E. Wartner
------------------------  c/o Ivex Packaging Corporation
                          100 Tri-State Drive
                          Suite 200
                          Lincolnshire, IL 60069
                          Telephone:  (847) 945-9100
                          Telecopy:   (847) 945-9184


If to a Participant, to:  the address of such Participant
------------------------  as listed next to such Participant's name on Exhibit A hereto,



provided, however, that if any party or such party's successors shall have designated a different address by notice to the other parties, then to the last address so designated.

     XIV.2 The Company shall provide the Trustee with the names of the beneficiary or beneficiaries designated by a deceased Participant under the Plans.

     IN WITNESS WHEREOF, the Company and the Trustee caused this Agreement to be executed on its behalf as of the date first above written.

Attested                                IPC, Inc.


By:                                     By:
   ---------------------------             -----------------------------

    Its:                                    Its:
        ----------------------                  ------------------------


                                        David E. Wartner, as Trustee
                                        --------------------------------

                                   Exhibit A



             Employee         Address                Soc. Sec. No.
             ---------------  ---------------------  -------------

             George V. Bayly  544 Fletcher Circle    ###-##-####
                              Lake Forest, IL 60045

                                   Exhibit B



I. Amended and Restated Employment Agreement, dated as of May 30, 1996, between IPC, Inc. and George V. Bayly

                        Participant:  George V. Bayly

                                  Exhibit C




   Participant      Vested Percentage           Subaccount Balance/Date
------------------  -----------------         ---------------------------


1. George V. Bayly       100%                  $50,000 as of
                                               October 17, 1996




Payment shall be made in accordance with the Amended and Restated Employment Agreement, dated as of May 30, 1996, between IPC, Inc. and George V. Bayly.